Exhibit 99.2

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011

Revenue	$112,668	$141,369	$219,615	$272,978
Cost of operations	54,243	51,152	107,714	99,601
Sales and marketing	31,822	32,270	61,925	64,564
General and administrative	21,746	22,006	50,768	44,827
Depreciation and amortization	6,713	6,724	13,643	13,148
Interest income	34	51	45	67
Interest expense	5,832	5,833	11,668	8,974
Gain on investments	—	1,769	8,074	15,829
Other expense	1,097	—	2,297	53

(Loss) income from continuing operations before income tax (benefit) provision	(8,751)	25,204	(20,281)	57,707
Income tax (benefit) provision	(2,649)	11,003	(6,402)	23,961

(Loss) income from continuing operations	(6,102)	14,201	(13,879)	33,746
Income from discontinued operations, net of tax	508	7,394	508	7,394

Net (loss) income	$(5,594)	$21,595	$(13,371)	$41,140

Basic (loss) income per common share:
(Loss) income from continuing operations	$(0.12)	$0.24	$(0.26)	$0.58
Income from discontinued operations	0.01	0.13	0.01	0.12

Net (loss) income	$(0.11)	$0.37	$(0.25)	$0.70

Diluted (loss) income per common share:
(Loss) income from continuing operations	$(0.12)	$0.23	$(0.26)	$0.55
Income from discontinued operations	0.01	0.13	0.01	0.13

Net (loss) income	$(0.11)	$0.36	$(0.25)	$0.68

Weighted-average shares outstanding used in computing (loss) income per common share:
Basic	49,615	58,096	52,692	58,140

Diluted	49,615	60,236	52,692	60,473

WEBMD HEALTH CORP.

CONSOLIDATED SUPPLEMENTAL FINANCIAL INFORMATION

(In thousands, unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenue
Public portal advertising and sponsorship	$93,744	$121,108	$181,520	$231,471
Private portal services	18,924	20,261	38,095	41,507

	$112,668	$141,369	$219,615	$272,978

Earnings before interest, taxes, non-cash and other items (“Adjusted EBITDA”) (a)	$14,238	$45,289	$25,489	$83,147

Interest, taxes, non-cash and other items (b)
Interest income	34	51	45	67
Interest expense	(5,832)	(5,833)	(11,668)	(8,974)
Income tax benefit (provision)	2,649	(11,003)	6,402	(23,961)
Depreciation and amortization	(6,713)	(6,724)	(13,643)	(13,148)
Non-cash stock-based compensation	(9,381)	(9,348)	(26,281)	(19,161)
Gain on investments	—	1,769	8,074	15,829
Other expense	(1,097)	—	(2,297)	(53)

(Loss) income from continuing operations	(6,102)	14,201	(13,879)	33,746
Income from discontinued operations, net of tax	508	7,394	508	7,394

Net (loss) income	$(5,594)	$21,595	$(13,371)	$41,140

(a)	See Annex A-Explanation of Non-GAAP Financial Measures.
(b)	Reconciliation of Adjusted EBITDA to net (loss) income.

WEBMD HEALTH CORP.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	June 30, 2012	December 31, 2011
Assets
Cash and cash equivalents	$964,226	$1,121,217
Accounts receivable, net	96,834	121,335
Prepaid expenses and other current assets	16,933	12,690
Deferred tax assets	21,872	20,482

Total current assets	1,099,865	1,275,724

Property and equipment, net	65,193	57,139
Goodwill	202,104	202,104
Intangible assets, net	18,686	19,999
Deferred tax assets	52,816	55,017
Other assets	28,875	31,042

Total Assets	$1,467,539	$1,641,025

Liabilities and Stockholders’ Equity
Accrued expenses	$49,322	$55,238
Deferred revenue	89,285	88,055
Liabilities of discontinued operations	1,506	1,506

Total current liabilities	140,113	144,799

2.25% convertible notes due 2016	400,000	400,000
2.50% convertible notes due 2018	400,000	400,000
Other long-term liabilities	22,942	21,790

Stockholders’ equity	504,484	674,436

Total Liabilities and Stockholders’ Equity	$1,467,539	$1,641,025

WEBMD HEALTH CORP.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands, unaudited)

	Six Months Ended June 30,
	2012	2011
Cash flows from operating activities:
Net (loss) income	$(13,371)	$41,140
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Income from discontinued operations, net of tax	(508)	(7,394)
Depreciation and amortization	13,643	13,148
Non-cash interest, net	2,163	1,599
Non-cash stock-based compensation	26,281	19,161
Deferred income taxes	(6,870)	4,423
Gain on investments	(8,074)	(15,829)
Changes in operating assets and liabilities:
Accounts receivable	24,501	19,234
Prepaid expenses and other, net	(4,469)	(2,103)
Accrued expenses and other long-term liabilities	(9,128)	4,765
Deferred revenue	1,230	(1,044)

Net cash provided by continuing operations	25,398	77,100
Net cash used in discontinued operations	—	(136)

Net cash provided by operating activities	25,398	76,964
Cash flows from investing activities:
Proceeds received from ARS option	9,269	16,561
Purchases of property and equipment	(16,606)	(9,557)

Net cash (used in) provided by investing activities	(7,337)	7,004
Cash flows from financing activities:
Proceeds from exercise of stock options	816	25,053
Cash used for withholding taxes due on stock-based awards	(1,958)	(6,632)
Net proceeds from issuance of the 2.50% Notes and 2.25% Notes	—	774,745
Purchases of treasury stock	(173,910)	(150,417)
Excess tax benefit on stock-based awards	—	17,843

Net cash (used in) provided by financing activities	(175,052)	660,592

Net (decrease) increase in cash and cash equivalents	(156,991)	744,560
Cash and cash equivalents at beginning of period	1,121,217	400,501

Cash and cash equivalents at end of period	$964,226	$1,145,061